EXHIBIT 21

            COUSINS PROPERTIES INCORPORATED AND CONSOLIDATED ENTITIES
                         SUBSIDIARIES OF THE REGISTRANT
                                DECEMBER 31, 2000

         At December 31, 2000, the Registrant had the following 100% owned subsidiaries:

                  Cousins, Inc.; subsidiary includes Cousins/Daniel, LLC* Cousins Austin GP, Inc.
                  Cousins Austin, Inc.
                  Cousins Texas GP Inc.
                  Cousins Texas Inc.
                  Cousins Properties Texas LP

         At December 31, 2000, the financial statements of the following entities were consolidated with those of the Registrant in the Consolidated Financial Statements incorporated herein:

                  CommonWealth/Cousins  I, LLC (50.10%  owned by Registrant
                      and 49.90% owned by  CommonWealth
                      Pacific, LLC)**
                  Cousins/Myers Second Street Partners, L.L.C.*
                  Cousins/Myers II, LLC*
                  Cousins Real Estate Corporation and subsidiaries (100% of non-
                      voting common stock and 100% of preferred stock owned by Registrant); subsidiaries include Cousins MarketCenters, Inc. (100% owned by Cousins Real Estate Corporation)
                  CP Venture Three LLC (88.50%  owned by  Registrant  and 11.50%
                      owned by Prudential)
                  CREC II Inc. and  subsidiaries  (100% of  non-voting common stock and 100% of preferred stock owned by Registrant); subsidiaries include Cousins Stone Texas Inc. and CS Texas Inc.
                  Perimeter  Expo  Associates,  L.P. (90%  owned  by  Registrant and 10%  owned  by  Cousins  MarketCenters, Inc.)
                  Rocky Creek Properties, Inc. & MT&E - Macon-Harris (75% owned by Registrant)





  *Minority member receives a portion of residual cash flow and capital proceeds after a preferred return to Registrant.

** Subsequent to December 31, 2000,  CommonWealth  Pacific,  LLC's  interest was
   purchased  by  the  Company   which  owns  100%  of  the  venture  now  named
   Cousins/Cerritos I, LLC.

         At December 31, 2000, the Registrant and its consolidated entities had the following significant unconsolidated subsidiaries which were not 100% owned:

                  285  Venture,  LLC (50%  owned by  Registrant)
                  Brad Cous Golf Venture,  Ltd. (50% owned by  Registrant)
                  CC-JM II Associates (50% owned by Registrant)
                  Charlotte Gateway Village, LLC (50% owned  by  Registrant)
                  C-H  Associates,  Ltd.  (49%  owned by Cousins Real Estate
                      Corporation)
                  C-H Leasing  Associates (50% owned by  Cousins  Real  Estate
                      Corporation)
                  C-H  Management Associates  (50% owned by  Cousins  Real
                      Estate  Corporation)
                  Cousins LORET Venture, L.L.C. (50% owned by Registrant) Cousins Stone LP (75% owned by CREC II Inc.'s subsidiaries)* CPI/FSP I, L.P. (50% owned by Registrant) CP Venture LLC (50%
                      owned by  Registrant)
                  CP  Venture  Two LLC  (11.50%  owned by Registrant)
                  Crawford Long - CPI, LLC (50% owned by Registrant)
                  CSC  Associates,  L.P. (50% owned by Registrant)
                  Green Valley Associates II (50% owned by Registrant)
                  MC Dusseldorf  Holding B.V. (10% voting interest owned by
                      Registrant and 40% voting interest owned by Cousins Real Estate Corporation)
                  Ten Peachtree Place Associates (50% owned by Registrant)
                  Temco Associates (50% owned by Cousins Real Estate
                      Corporation)
                  Wildwood Associates (50% owned by Registrant)










  * Subsequent to December 31, 2000, CREC II Inc.'s subsidiaries purchased the remaining 25% interest.